MODEL N ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2013 FINANCIAL RESULTS Q4 revenues of $27.8 million Q4 non-GAAP income from operations of $4.0 million

Redwood City, CA (November 19, 2013) – Model N, Inc., (NYSE: MODN), a leading revenue management solutions provider to the life science and technology industries, today announced financial results for the fourth quarter and fiscal year 2013, which ended September 30, 2013.

“During the quarter, we took the first steps towards addressing our recent sales execution challenges,” said Zack Rinat, Founder, Chairman, and Chief Executive Officer at Model N. “We have aligned the company around a number of key strategic initiatives to drive our growth going forward. As part of this process, we were happy to announce the hiring of Chris Larsen, who has assumed the role of SVP and Chief Sales Officer. Under Chris’ leadership, we will look to scale the organization to take advantage of the large opportunity in the Revenue Management market.”

Fourth Quarter Fiscal 2013 Financial Highlights:

·	Total Revenues: Total revenues were $27.8 million, compared to $23.2 million for the fourth quarter of fiscal 2012.

·	Gross Profit: Gross profit was $15.6 million, compared to $12.2 million for the fourth quarter of fiscal 2012. Non-GAAP gross profit was $16.3 million, compared to $13.0 million for the fourth quarter of fiscal 2012.

·	Income from operations: GAAP income from operations was $1.0 million, compared to $0.6 million for the fourth quarter of fiscal 2012. Non-GAAP income from operations was $4.0 million, compared to $2.1 million for the fourth quarter of fiscal 2012.

·	Net income: GAAP net income was $0.7 million, compared to $0.4 million for the fourth quarter of fiscal 2012. GAAP diluted net income per share attributed to common stockholders was $0.03 based upon weighted average shares outstanding of 25.9 million, as compared to $0.00 for the fourth quarter of fiscal 2012 based upon weighted average shares outstanding of 8.0 million.

·	Non-GAAP net income: Non-GAAP net income was $3.8 million, as compared to $1.9 million for the fourth quarter of fiscal 2012. Non-GAAP diluted net income per share was $0.15 based upon weighted average shares outstanding of 25.9 million, as compared to $0.11 for the fourth quarter of fiscal 2012 based upon weighted average shares outstanding of 18.1 million.

·	Adjusted EBITDA: Adjusted EBITDA was $4.5 million, compared to $2.6 million for the fourth quarter of fiscal 2012.

Fiscal Year 2013 Financial Highlights:

·	Total Revenues: Total revenues were $101.9 million for fiscal 2013, compared to $84.3 million for fiscal 2012.

·	Gross Profit: Gross profit was $55.7 million for fiscal 2013, compared to $43.7 million for fiscal 2012. Non-GAAP gross profit was $57.7 million, compared to $47.7 million for fiscal 2012.

·	Income (loss) from operations: GAAP income from operations was $0.5 million for fiscal 2013, compared to a loss from operations of $4.2 million for fiscal 2012. Non-GAAP income from operations was $7.7 million for fiscal 2013, compared to $3.4 million for fiscal 2012.

·	Net loss: GAAP net loss was $0.9 million for fiscal 2013, compared to a GAAP net loss of $5.7 million for fiscal 2012. GAAP diluted net loss per share was $0.06 for fiscal 2013 based upon weighted average shares outstanding of 16.0 million, as compared to a GAAP diluted net loss per share of $0.73 for fiscal 2012 based upon weighted average shares outstanding of 7.8 million.

·	Non-GAAP net income: Non-GAAP net income was $7.0 million for fiscal 2013, as compared to a Non-GAAP net income $2.3 million for fiscal 2012. Non-GAAP diluted net income per share was $0.31 for fiscal 2013 based upon weighted average shares outstanding of 22.2 million, as compared to a Non-GAAP diluted net income per share of $0.13 for fiscal 2012 based upon weighted average shares outstanding of 18.0 million.

·	Adjusted EBITDA: Adjusted EBITDA was $9.6 million for fiscal 2013, compared to $5.0 million for fiscal 2012.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures, including the reasons management uses each measure, is also included below under the heading "Non-GAAP Financial Measures."

Guidance:

As of November 19, 2013, we are providing guidance for the first quarter of fiscal 2014 as well as the full fiscal year ending September 30, 2014.

First Quarter Fiscal 2014 Guidance:

·	Total revenues are expected to be in the range from $21.0 million to $21.5 million,

·	Non-GAAP loss from operations is expected to be in the range of $2.5 to $3.0 million,

·	Non-GAAP net loss per diluted share is expected to be in the range of $0.10 to $0.13 based upon weighted average shares outstanding of 24 million shares.

Fiscal Year 2014 Guidance:

·	Total revenues are expected to be in the range from $72.0 million to $80.0 million,

·	Non-GAAP loss from operations is expected to be in the range of $20 to $24 million,

·	Non-GAAP net loss per diluted share is expected to be in the range of $0.80 to $0.96 based upon weighted average shares outstanding of 25 million shares.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2013, which ended September 30, 2013. To access the call, please dial (877) 705-6003 in the U.S. or (201) 493-6725 internationally. Passcode is 10000768. A live webcast of the conference will be accessible from Model N’s website at: http://investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 26, 2013, a recording will be available for replay at: http://investor.modeln.com and a telephone replay will be available by dialing (877) 870-5176 in the U.S. or (858) 384-5517 internationally with recording access code 10000768.

About Model N

Model N is the leader in Revenue Management solutions. Model N helps its customers maximize their revenue and reduce revenue compliance risk by managing every dollar that impacts their top line encompassing contracting, pricing, incentives, and rebates. Model N leverages its deep industry expertise to support the unique business needs of Life Sciences and Technology companies in more than 50 countries. Global Customers include: Actavis, Allergan, Amgen, Atmel, Boston Scientific, Bristol-Myers Squibb, Dell, Johnson & Johnson, Linear Technology, Merck, Marvell, Maxim, Micron, Nokia, Novartis, Novo Nordisk, ON Semiconductor, and STMicroelectronics. Learn more at: http://www.modeln.com. Model N is traded on the New York Stock Exchange under the symbol MODN.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2014 revenue projections, future prospects, and market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to resolve our sales execution challenges; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (x) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission, including our final prospectus, our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the year ended September 30, 2013 to be filed with the SEC, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), weighted-average shares outstanding, non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, LeapFrogRX compensation charges and amortization of intangible assets. Non-GAAP operating income (loss) and non-GAAP net income (loss) exclude stock-based compensation expense, LeapFrogRX compensation charges, amortization of intangible assets, changes in fair value of preferred stock warrant liability, and restructuring charges as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net income (loss), adjusted for LeapFrogRX compensation charges, depreciation and amortization, stock-based compensation expense, restructuring charges, interest and other (income) expenses, net, and provision for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact: ICR for Model N Greg Kleiner, 650-610-4998 investorrelations@modeln.com Media Contact: Model N Kristin Dunning, 650-610-4717 Marketing kdunning@modeln.com

Model N Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)
	September 30,	September 30,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$103,350	$15,768
Accounts receivable, net	16,140	12,468
Deferred cost of implementation services, current portion	491	1,077
Prepaid expenses	3,225	2,246
Other current assets	342	552

Total current assets	123,548	32,111
Property and equipment, net	7,871	4,590
Goodwill	1,509	1,509
Intangible assets, net	918	1,248
Other assets	626	1,140

Total assets	$134,472	$40,598

Liabilities, Convertible Preferred Stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$468	$196
Accrued employee compensation	13,941	7,650
Accrued liabilities	2,848	4,432
Deferred revenue, current portion	19,131	29,362
Capital lease obligations, current portion	318	555
Loan obligations, current portion	-	2,500

Total current liabilities	36,706	44,695
Long-term liabilities:
Deferred revenue, net of current portion	3,507	2,289
Capital lease obligations, net of current portion	-	349
Loan obligations, net of current portion	-	2,627
Other long-term liabilities	641	1,125

Total long-term liabilities	4,148	6,390

Total liabilities	40,854	51,085

Convertible preferred stock:	-	41,776

Stockholders' equity (deficit):
Common stock	3	1
Preferred stock	-	-
Additional paid-in capital	156,032	9,045
Accumulated other comprehensive loss	(302)	(120)
Accumulated deficit	(62,115)	(61,189)

Total shareholders’ equity (deficit)	93,618	(52,263)

Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$134,472	$40,598

Model N Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)
		Three months ended		Fiscal years ended

	September, 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012

Revenues:
License and implementation	$15,772	$13,541	$59,134	$49,756
SaaS and maintenance	11,985	9,647	42,770	34,502

Total revenues	27,757	23,188	101,904	84,258
Cost of revenues:
License and implementation	6,945	6,228	26,832	22,483
SaaS and maintenance	5,181	4,773	19,350	18,053

Total cost of revenues	12,126	11,001	46,182	40,536

Gross profit	15,631	12,187	55,722	43,722

Operating expenses:
Research and development	4,107	4,214	16,772	17,695
Sales and marketing	4,782	4,598	21,144	19,640
General and administrative	4,545	2,800	16,063	10,584
Restructuring	1,215	-	1,215	-

Total operating expenses	14,649	11,612	55,194	47,919

Income (loss) from operations	982	575	528	(4,197)
Interest expense, net	31	141	357	655
Other (income) expenses, net	(6)	(9)	658	540

Income (loss) before income taxes	957	443	(487)	(5,392)
Provision for income taxes	209	70	439	301

Net income (loss)	748	373	(926)	(5,693)

Net income (loss) attributable to common stockholders	748	-	(926)	(5,693)

Net income (loss) per share attributable to common
stockholders:
Basic	$0.03	$-	$(0.06)	$(0.73)

Diluted	$0.03	$-	$(0.06)	$(0.73)

Weighted average number of shares used in computing
net income (loss) per common share
Basic	22,901	7,995	15,979	7,815

Diluted	25,853	7,995	15,979	7,815

Model N Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)
	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Cash flows from operating activities:
Net income (loss)	$ 748	$ 373	$(926)	$(5,693)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
operating activities:
Depreciation	463	443	1,877	1,526
Amortization of intangible assets	83	83	330	234
Stock-based compensation	1,550	516	4,856	2,521
Loss on disposal of property and equipment	17	-	19	-
Amortization of debt discount	-	10	81	41
Changes in fair value of preferred stock warrant liability	-	(10)	671	345
Provision for doubtful accounts	-	48	9	45
Deferred income taxes	(48)	35	42	135
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	4,048	630	(3,719)	936
Prepaid expenses and other current assets	(1,182)	(602)	(3,043)	(852)
Deferred cost of implementation services	620	(39)	925	(314)
Accounts payable	(1,635)	(672)	264	(284)
Accrued employee compensation	3,576	(3,865)	6,275	1,871
Other accrued and long-term liabilities	(371)	2,048	900	2,103
Deferred revenue	(7,599)	(647)	(8,975)	3,109

Net cash provided by (used in) operating activities	270	(1,649)	(414)	5,723

Cash flows from investing activities:
Purchases of property and equipment	(581)	(734)	(1,392)	(1,760)
Capitalization of software development costs	(1,043)	(625)	(3,741)	(1,145)
Purchase of short-term investments	56	-	(7)	-
Acquisition of a business	-	-	-	(3,000)

Net cash used in investing activities	(1,568)	(1,359)	(5,140)	(5,905)

Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs of $7.6 million	-	-	101,064	-
Proceeds from issuance of common stock upon exercise of stock options	92	13	860	600
Payments for deferred offering costs	(352)	(220)	(2,914)	(220)
Principal payments on capital lease obligations	(144)	(118)	(586)	(537)
Principal payments on loan	-	(625)	(5,208)	(2,292)

Net cash (used in) provided by financing activities	(404)	(950)	93,216	(2,449)

Effect of exchange rate changes on cash and cash equivalents	(26)	23	(80)	(21)

Net change in cash and cash equivalents	(1,728)	(3,935)	87,582	(2,652)
Cash and cash equivalents at beginning of period	105,078	19,703	15,768	18,420

Cash and cash equivalents at end of period	$103,350	$15,768	$103,350	$15,768

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(dollars and shares in thousands, except per share amounts)
(unaudited)
	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP net income (loss) to adjusted EBITDTA
GAAP net income (loss):	$ 748	$ 373	$(926)	$(5,693)
Reversal of non-GAAP expenses:
Stock-based compensation	1,550	516	4,856	2,521
Depreciation and amortization	546	526	2,207	1,760
Restructuring	1,215	-	1,215	-
Interest expense, net	31	141	357	655
Other (income) expenses, net	(6)	(9)	658	540
LeapFrogRx compensation charges	201	940	815	4,873
Provision for income taxes	209	70	439	301

Adjusted EBITDA	$4,494	$2,557	$9,621	$4,957

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$15,631	$12,187	$55,722	$43,722
Reversal of non-GAAP expenses:
Stock-based compensation (a)	440	183	1,213	859
Amortization of intangible assets (b)	62	61	243	172
LeapFrogRx compensation charges (c)	138	556	521	2,938

Non-GAAP gross profit	$16,271	$12,987	$57,699	$47,691

Percentage of revenue	58.6%	56.0%	56.6%	56.6%

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP gross profit to non-GAAP gross profit:
for license and implementation:
GAAP gross profit - license and implementation:	$8,827	$7,313	$32,302	$27,273
Reversal of non-GAAP expenses:
Stock-based compensation (a)	221	91	591	298

Non-GAAP gross profit - license and implementation	$9,048	$7,404	$32,893	$27,571

Percentage of revenue	57.4%	54.7%	55.6%	55.4%

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP gross profit to non-GAAP gross profit:
for SaaS and maintenance:
GAAP gross profit - SaaS and maintenance:	$6,804	$4,874	$23,420	$16,449
Reversal of non-GAAP expenses:
Stock-based compensation (a)	219	92	622	561
Amortization of intangible assets (b)	62	61	243	172
LeapFrogRx compensation charges (c)	138	556	521	2,938

Non-GAAP gross profit - SaaS and maintenance	$7,223	$5,583	$24,806	$20,120

Percentage of revenue	60.3%	57.9%	58.0%	58.3%

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP research and development to non-GAAP research and development:
GAAP research and development:	$4,107	$4,214	$16,772	$17,695
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(290)	(71)	(747)	(297)
LeapFrogRx compensation charges (c)	(3)	(44)	(35)	(137)

Non-GAAP research and development	$3,814	$ 4,099	$15,990	$17,261

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP sales and marketing to non-GAAP sales and marketing:
GAAP sales and marketing:	$4,782	$4,598	$21,144	$19,640
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(288)	(162)	(1,687)	(1,103)
Amortization of intangible assets (b)	(21)	(22)	(86)	(62)
LeapFrogRx compensation charges (c)	(42)	(211)	(186)	(1,121)

Non-GAAP sales and marketing	$4,431	$4,203	$19,185	$17,354

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP general and administrative to non-GAAP general and administrative:
GAAP general and administrative:	$4,545	$2,800	$16,063	$10,584
Reversal of non-GAAP expenses:
Stock-based compensation (a)	(532)	(100)	(1,209)	(262)
LeapFrogRx compensation charges (c)	(18)	(129)	(73)	(677)

Non-GAAP general and administrative	$3,995	$2,571	$14,781	$9,645

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Reconciliation from GAAP income (loss) from operations to non-
GAAP income (loss) from operations:
GAAP income (loss) from operations:	$ 982	$ 575	$ 528	$(4,197)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	1,550	516	4,856	2,521
Amortization of intangible assets (b)	83	83	329	234
LeapFrogRx compensation charges (c)	201	940	815	4,873
Restructuring (e)	1,215	-	1,215	-

Non-GAAP income (loss) from operations	$4,031	$2,114	$7,743	$3,431

	Three months ended		Fiscal years ended
	September 30,		September 30,

	2013	2012	2013	2012

Numerator:
Reconciliation between GAAP net income (loss) and non-GAAP net income:
GAAP net income (loss):	$ 748	$ 373	$(926)	$(5,693)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	1,550	516	4,856	2,521
Amortization of intangible assets (b)	83	83	329	234
LeapFrogRx compensation charges (c)	201	940	815	4,873
Changes in fair value of preferred stock warrant liability (d)	-	(10)	670	345
Restructuring (e)	1,215	-	1,215	-

Non-GAAP net income attributable to Model N Inc. common
stockholders	$3,797	$1,902	$6,959	$2,280

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted net income (loss) per common share:
Weighted average number of shares used in computing GAAP diluted
net income (loss) per common share	25,853	7,995	15,979	7,815
Assuming the conversion of preferred stock at the beginning of each
period	-	7,250	3,377	7,250
Effect of dilutive securities (stock options, restricted stock units,
warrants and ESPP) (f)	-	2,859	2,837	2,966

Weighted average shares used in computing non-GAAP diluted
net income per common share	25,853	18,104	22,193	18,031

GAAP diluted net income (loss) per share attributable to Model N Inc.
common stockholders	$0.03	$ -	$(0.06)	$(0.73)

Non-GAAP diluted net income per share attributable to Model N Inc.
common stockholders	$0.15	$0.11	$0.31	$0.13

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude LeapFrogRx compensation charges, stock-based compensation expense, restructuring charge, amortization of intangible assets and changes in fair value of preferred stock warrant liability and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation expenses are excluded from our non-GAAP income because stock-based compensation amounts are difficult to forecast due in part to the volume and timing of stock option and restricted stock grants and the volatility of our common stock. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(b)	Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)	In January 2012, we acquired LeapFrog Rx for initial cash consideration of $3.0 million as well as potential additional payments to former LeapFrogRx shareholders totaling up to $8.3 million which are expected to be incurred through January 2015. These additional payments are, among other things, subject to future continued employment and are therefore considered compensatory in nature and are being recognized as compensation expense (LeapFrogRx compensation charges) over the term of each component. We believe that the exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)	Preferred stock warrant was classified as liability and was marked to market in each period until the preferred stock warrant was converted to common stock warrant upon the closing date of IPO. The change in fair value of preferred stock warrant liability was a non-cash item. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)	On September 30, 2013, the Company recorded a workforce reduction restructuring charge of $1.2 million primarily related to employee separation packages, which included severance pay, benefits continuation and outplacement costs. We believe that the exclusion of this expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(f)	These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.